UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

Telephone and Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The following letter was sent by Telephone and Data Systems, Inc. (“TDS”) to GAMCO Asset Management, Inc. on March 19, 2009:

30 North LaSalle Street Suite 4000 Chicago, IL 60602 312/630-1900

Excellence in Communications Services

March 19, 2009

VIA U.S. MAIL AND EMAIL

Mr. Peter D. Goldstein

GAMCO Asset Management Inc.

One Corporate Center

Rye, NY 10580

Re:	GAMCO Asset Management Inc., (“GAMCO”) - Notices of Intent to Nominate
Director at 2009 Annual Meeting of Shareholders, dated February 17-20, 2009

Dear Mr. Goldstein:

Reference is made to GAMCO’s Notices of Intent to Nominate Directors at the 2009 Annual Meeting of Shareholders of Telephone and Data Systems, Inc. (“TDS”) dated February 17 and February 20, 2009.  The notices named Gary Sugarman, Clarence Davis, Vincent Enright and Jack Liebau, Jr. as the persons that GAMCO intends to nominate (the “GAMCO Candidates”).  For the reasons stated in this letter, the TDS Board of Directors has rejected such notices with respect to Gary Sugarman and Vincent Enright because they are ineligible to serve as directors at TDS’s 2009 Annual Meeting of Shareholders.

Section 1.15 of the TDS Bylaws provides that “a person properly nominated by a shareholder under Section 1.2 or 1.13 shall not be eligible for election as a director unless he or she signs and returns to the Secretary, within fifteen days of a request therefor, written responses to any questions posed by the Secretary [with respect to certain identified subjects].”  Pursuant to such section, questionnaires were sent to each of the GAMCO Candidates on February 23, 2009, together with a letter advising the GAMCO Candidates that, pursuant to Section 1.15 of the TDS Bylaws, they were required to return a completed and signed questionnaire within fifteen days, or by the close of business on March 10, 2009, in order to be eligible for election as a director.  Clarence Davis and F. Jack Liebau, Jr. returned completed questionnaires before March 10, 2009, but Gary Sugarman and Vincent Enright did not return questionnaires as required by

Section 1.15 of the TDS Bylaws.  Accordingly, the TDS Board of Directors has determined that Gary Sugarman and Vincent Enright are not eligible for election as directors at TDS’s 2009 Annual Meeting of Shareholders.  If GAMCO attempts to nominate Gary Sugarman or Vincent Enright at TDS’s 2009 Annual Meeting of Shareholders, the chairman of the meeting intends to rule that such nominations are out of order.  A copy of the bylaws is available on TDS’s website at www.teldta.com and was filed with the SEC on a Form 8-K dated November 3, 2008.

Sincerely,

Telephone and Data Systems, Inc.

By:	/s/ Kevin C. Gallagher
Kevin C. Gallagher
Vice President and Corporate Secretary

cc:	Mr. Gary Sugarman (by Certified Mail)
Mr. Vincent Enright (by Certified Mail)

IMPORTANT INFORMATION:  TDS and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of TDS in connection with the TDS 2009 annual meeting of shareholders.  Information regarding TDS directors and executive officers and their respective interests in TDS by security holdings or otherwise is set forth in TDS’s preliminary proxy statement relating to its 2009 annual meeting, as filed with the Securities and Exchange Commission (“SEC”) on March 13, 2009.  The 2009 proxy statement, other solicitation material and other reports that TDS files with the SEC, when available, can be obtained free of charge at the SEC’s web site at www.sec.gov or from TDS on its website at www.teldta.com.  TDS SHAREHOLDERS ARE ADVISED TO READ CAREFULLY THE PROXY STATEMENT AND OTHER SOLICITATION MATERIAL FILED BY TDS IN CONNECTION WITH THE TDS 2009 ANNUAL MEETING OF SHAREHOLDERS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE ELECTION OF DIRECTORS OF TDS.